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                                                                     EXHIBIT 5.1


                                 Rogers & Wells
                                200 Park Avenue
                              New York, NY  10166
                                 (212) 878-8000
                              Fax: (212) 878-8375

       Washington, D.C.  .  London  .  Paris  .  Frankfurt  .  Hong Kong



                                                            October [ ], 1997


Hearst-Argyle Television, Inc.
888 Seventh Avenue
New York, New York  10106


          Re:  Registration on Form S-3 of up to $600,000,000
               of Debt Securities and 10,000,000 Shares of
               Series A Common Stock
               --------------------------------------------------

Ladies and Gentlemen:

          We are acting as counsel to Hearst-Argyle Television, Inc., a Delaware corporation (the "Company"), in connection with the possible issuance and sale from time to time by the Company of (i) certain unsecured debt securities of the Company (the "Debt Securities") and (ii) shares of the Company's Series A Common Stock, par value $.01 per share (the "Series A Common Stock"), in each case as contemplated by the Company's Registration Statement on Form S-3 (File No. 333-36659) (as the same may be amended from time to time, the "Registration Statement"). The Debt Securities and Series A Common Stock are collectively referred to herein as the "Securities." Except as otherwise defined herein, capitalized terms used but not defined herein have the meanings provided in the Registration Statement.

          We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that:

          1. The Debt Securities, when (a) duly executed by the Company and authenticated by the applicable Trustee in accordance with the provisions of the applicable Indenture and issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and (b)
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Hearst-Argyle Television, Inc.            2                   October [ ], 1997


               delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms and entitled to the benefits of the applicable Indenture, subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          2. The Series A Common Stock, when (a) issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, and assuming that the Company at such time has a sufficient number of authorized but unissued shares of Series A Common Stock remaining under its certificate of incorporation, will be validly issued, fully paid and nonassessable.

          In rendering the foregoing opinions, we have assumed that (i) the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or the Company's certificate of incorporation will have been established in accordance with all applicable provisions of law, the Indenture, the Company's certificate of incorporation and by-laws, and the authorizing resolutions of the Company's Board of Directors, and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and any other appropriate party, (ii) the interest rate on the Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law, (iii) the Registration Statement, and any amendments thereto, will have become and at the time of issuance of the Securities will continue to be effective, (iv) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement will have been filed with the Commission,
(v) the resolutions authorizing the Company to register, offer, sell, and issue the Securities will remain in effect and unchanged at all times during which the Securities are offered, sold, or issued by the Company and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

          In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently verified the accuracy of the statements contained therein. In rendering the foregoing opinions, our examination of matters of law has been limited to the laws of the State of New York, the